UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2021

OMNITEK ENGINEERING CORP.

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

                             000-53955                                                                     33-0984450

(Commission File Number)                                                      (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081

(Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 1.01Entry into a Material Definitive Agreement.

On June 3, 2021, Omnitek Engineering Corp. (the “Company”) entered into Lease for the premises located at 1345 Specialty Dr., Vista, California, consisting of Suites D & E, Vista, California, containing approximately 11,751 square feet of Rentable Area.  The lease shall commence on July 1, 2021 and expire on June 30, 2026.  The Monthly Base Rent under the Lease shall be $9,988 per month and monthly Operating Expenses during the term of the Lease, subject to adjustment per the lease shall be $1,175 per month.

On June 4, 2021, the Company borrowed the sum of $20,000 from John M. Palumbo, a director of the Company.  The loan is evidenced by a Convertible Promissory Note (the “Note”). Under the terms of the Note simple interest will accrue at rate of 8% per annum.  Unless converted, the Note will automatically mature and be due and payable on the six (6) month anniversary of the Note. Pursuant to the terms of the Note, at the Maturity Date, the Lender at the Lender’s option may convert the unpaid principal balance and any unpaid accrued interest into shares of the Company’s common stock.  The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the remaining unpaid principal balance and any unpaid accrued interest of this Note by (ii) 90% of the average closing price of the Common Stock, for the five (5) trading days (between days 15 and 10 days) before the Maturity Date, rounded up to the nearest whole share.

On June 4, 2021, the Company borrowed the sum of $30,000 from Werner Funk, the President and a director of the Company.  The loan is evidenced by a Convertible Promissory Note (the “Note”). Under the terms of the Note simple interest will accrue at rate of 8% per annum.  Commencing on July 4, 2021 and each month thereafter, the Company shall make monthly installment payments of $1,050.  Unless converted, the Note will automatically mature and the unpaid balance of the Note shall be due and payable on the 24-month anniversary of the Note. Pursuant to the terms of the Note, at the Maturity Date, the Lender at the Lender’s option may convert the unpaid principal balance and any unpaid accrued interest into shares of the Company‘s common stock.  The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the remaining unpaid principal balance and any unpaid accrued interest of this Note by (ii) 90% of the average closing price of the Common Stock, for the five (5) trading days (between days 15 and 10 days) before the Maturity Date, rounded up to the nearest whole share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

/s/ Werner Funk

Date: June 17, 2021____________________________________

By: Werner Funk

Its:  President and CEO